Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-198654 of our report dated August 28, 2015, relating to the financial statements and financial statement schedule of Performance Food Group Company, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

September 14, 2015